Exhibit 99(a)(7)



         GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

                      NUMBER ON SUBSTITUTE FORM W-9

       GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER

TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens:  i.e. 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen:  i.e. 00-0000000.  The table below will help determine the number to give the payer.

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----------------------------------    ----------------------------------

For this type    Give the name and    For this type     Give the name

of account:      SOCIAL SECURITY      of account:       and EMPLOYER

                 number of --                           IDENTIFICATION

                                                        number of--

----------------------------------    ----------------------------------

1.An             The individual       6. A valid trust, The legal entity

  individual's                           estate, or     (Do not furnish

  account                                pension trust  the identifying

                                                        number of the

2.Two or         The actual owner                       personal

  more           of the account or,                     representative

  individuals    if combined funds,                     or trustee

  (joint         any one of the                         unless the legal

  account)       individuals(1)                         entity itself is

                                                        not designated

3.Custodian      The minor(2)                           in the account

  account of a                                          title.)(4)

  minor (Uniform
  Gift to Minors                      7. Corporate      The corporation

  Act)                                   account

4.(a)The usual   The grantor-         8. Religious,     The organization

  revocable      trustee(1)              charitable, or
  savings trust                          educational
  account(grantor                        organization
  is also                                account
  trustee)
                                      9. Partnership    The partnership

  (b)So-called   The actual owner(1)
  trust account                       10.Association,   The organization

  that is not a                          club, or other
  legal or valid                         tax-exempt
  trust under                            organization
  State law
                                      11.A broker or    The broker or

5.Sole           The owner(3)            registered     nominee
  proprietorship                         nominee
  account
                                      12.Account with   The public

                                         the Department entity
                                         of Agriculture
                                         in the name
                                         of a public
                                         entity (such
                                         as a State
                                         or local
                                         government,
                                         school
                                         district, or
                                         prison) that
                                         receives
                                         agricultural
                                         program
                                         payments

                                      13.Sole           The owner(3)

                                         proprietor-
                                         ship account


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3)  Show the name of the owner.  You may also enter your business name.  You may use your Social Security Number or Employer
      Identification Number.

(4)  List first and circle the name of the legal trust, estate, or pension trust.

NOTE:     If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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        GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                    NUMBER ON SUBSTITUTE FORM W-9

                              PAGE 2

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OBTAINING A NUMBER

If you don't have a taxpayer                  Payments of tax-exempt

                                              interest(including

identification number or you                  exempt-interest
don't know your number, obtain                dividends under section

                                              852).
Form SS-5, Application for a                  Payments described in

Social Security Number Card, or               section 6049(b)(5) to

Form SS-4, Application for                    non-resident aliens.

Employer Identification Number,               Payments on tax-free

at the local office of the Social             covenant bonds under

Security Administration or the                section 1451.
Internal Revenue Service and                  Payments made by certain

apply for a number.                           foreign organizations.

                                              Mortgage interest paid to

PAYEES EXEMPT FROM BACKUP                     an individual.
WITHHOLDING
                                              Exempt payees described

Payees specifically exempted from             above should file Form

backup withholding on ALL                     W-9 to avoid possible

payments include the following:               erroneous backup
                                              withholding.  FILE THIS

      A corporation.                          FORM WITH THE PAYER,

      A financial institution.                FURNISH YOUR TAXPAYER

      An organization exempt from             IDENTIFICATION NUMBER,

      tax under section 501(a), or            WRITE "EXEMPT" ON THE FACE

      an individual retirement plan           OF THE FORM, AND RETURN

      or a custodial account under            IT TO THE PAYER.  IF THE

      Section 403(b)(7).                      PAYMENTS ARE INTEREST,

      The United States or any                DIVIDENDS, OR PATRONAGE

      agency or instrumentality               DIVIDENDS, ALSO SIGN AND

      thereof.                                DATE THE FORM.
      A State, the District of
      Columbia, a possession of the           Certain payments, other

      United States, or any                   than interest, dividends,

      subdivision or                          and patronage dividends,

      instrumentality thereof.                that are not subject to

      A foreign government, a                 information reporting, are

      political subdivision of a              also not subject to backup

      foreign government, or any              withholding.  For details,

      agency or instrumentality               see the regulations under

      thereof.                                sections 6041, 6041A(a),

      An international organization           6045, and 6050A.
      or any agency, or
      instrumentality thereof.                PRIVACY ACT NOTICE --

      A registered dealer in                  Section 6109 requires

      securities or commodities               most recipients of

      registered in the U.S. or a             dividend, interest, or

      possession of the U.S.                  other payments to give

      A real estate investment                taxpayer identification

      trust.                                  numbers to payers who

      A common trust fund operated            must report the payments

      by a bank under section                 to IRS.  IRS uses the

      584(a).                                 numbers for identification

      An exempt charitable                    purposes.  Payers must

      remainder trust, or a non-              be given the numbers

      exempt trust described in               whether or not recipients

      section 4947(a)(1).                     are required to file tax

      An entity registered at all             returns.  Payers must

      times under the Investment              generally withhold 31% of

      Company Act of 1940.                    taxable interest,
      A foreign central bank of               dividend and certain

      issue.                                  other payments to a payee

      A futures commission merchant           who does not furnish a

      registered with the Commodity           taxpayer identification

      Futures Trading Commission.             number to a payer.

      A middleman known in the                Certain penalties may

      investment community as a               also apply.
      nominee or listed in the most
      recent publication of the               PENALTIES
      American Society of Corporate
      Secretaries, Inc. Nominee               (1)  PENALTY FOR FAILURE

      List.                                   TO FURNISH TAXPAYER

                                              IDENTIFICATION NUMBER --

Payments of dividends and patronage           If you fail to furnish

dividends not generally subject to            your taxpayer
backup withholding include the                identification number to

following:                                    a payer, you are subject

                                              to a penalty of $50 for

      Payments to nonresident                 each such failure unless

      aliens subject to withholding           your failure is due to

      under section 1441.                     reasonable cause and

      Payments to partnerships not            not to willful neglect.

      engaged in a trade or
      business in the U.S. and                (2)  CIVIL PENALTY FOR

      which have at least one                 FALSE INFORMATION WITH

      nonresident partner.                    RESPECT TO WITHHOLDING --

      Payments of patronage                   If you make a false

      dividends where the amount              statement with no
      received is not paid in                 reasonable basis which

      money.                                  results in no imposition

      Payments made by certain                of backup withholding,

      foreign organizations.                  you are subject to a

                                              penalty of $500.
Payments of interest not generally
subject to backup withholding                 (3)  CRIMINAL PENALTY FOR

include the following:                        FALSIFYING INFORMATION --

                                              Falsifying certifications

      Payments of interest on                 or affirmations may

      obligations issued by                   subject you to criminal

      individuals.  Note:  You may            penalties including

      be subject to backup                    fines and/or imprisonment.

      withholding if this interest
      is $600 or more and is paid             FOR ADDITIONAL INFORMATION

      in the course of the payer's            CONTACT YOUR TAX
      trade or business and you               CONSULTANT OR THE
      have not provided your                  INTERNAL REVENUE SERVICE.

      correct taxpayer
      identification number to the
      payer.

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